UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2021

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2021, Veeco Instruments Inc. (the “Company”) entered into a Lease (the “Lease”), by and between the Company, as Tenant, and Trimble-Junction Ventures, LLC, a Delaware limited liability company (“Landlord”), providing for, among other things, the lease by Landlord to the Company of the entirety of that certain building containing 96,780 rentable square feet located at 355 East Trimble Road, San Jose, California (the “Premises”), for a term of sixteen (16) years, which is expected to commence on January 1, 2022. The Company will have access to the Premises on a rent-free basis from April 1, 2021 to December 31, 2021 to complete its tenant improvements. The Company also has two (2) consecutive options to extend the term of the Lease for an additional three (3) years each, at a base rent equal to 95% of fair market rent as of the beginning of each extension term (as agreed to by the parties or determined by a neutral arbitration process), which such base rent will increase by three percent (3%) every year during the extention term. Base rent under the Lease is initially $2.13 per rentable square foot per month (totaling $206,141.40 per month, or $2,473,696.80 on an annual basis, for the initial year of the term), and increases by three percent (3%) at the end of each year of the term (including the extension term). Landlord grants the Company full abatement of base rent during the first year of the term, and partial rent abatements on 16,780 rentable square feet of space during the second year of the term, 11,780 rentable square feet of space during the third year of the term and 6,780 rentable square feet of space during the fourth year of the term. Landlord also grants the Company aggregate tenant improvement allowances of $6,834,117 ($70.61 per rentable square foot of the Premises), toward total expected expenditures by the Company to improve the Premises for its intended use of approximately $30,000,000 to $40,000,000 over the next two years. The Lease is on a “triple net” basis, and the Company is also required to reimburse Landlord during each year of the term and extension term for 100% of the taxes, insurance, utilities and other maintenance and operating expenses allocable to the Premises (currently estimated to be $397,647 per year, or an additional 34 cents per rentable square foot per month), subject to the limitations set forth in the Lease.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Lease dated February 18, 2021 between Veeco Instruments Inc. and Trimble-Junction Ventures, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

Date: February 24, 2021	By:	/s/ Kirk Mackey
	Name:	Kirk Mackey
	Title:	Vice President, Head of Legal and Secretary